                                LICENSE AGREEMENT

        This License Agreement ("Agreement") is entered into and effective as of
April ___, 2003 between Matech International, Inc, a Nevada corporation
("Licensee"), and Material Technologies, Inc., a Delaware corporation
("Licensor") with regard to the following facts. The principal business address for the Licensor and Licensee is 11661 San Vicente Boulevard, Suite 707, Los
Angeles, California 90049:

                                 R E C I T A L S

        WHEREAS, Licensor has developed certain proprietary technology for detecting metal fatigue and measuring metal stress, including products in the development stage known as the fatigue fuse, electrochemical fatigue sensor and the borescope (hereinafter more particularly defined as the "Technology"); and

        WHEREAS, Licensee is a newly formed corporate subsidiary of the
Licensor, formed for the purpose of continuing the commercial and market distribution of the Technology; and

        WHEREAS, Licensee desires to obtain certain rights to use and commercialize the Technology in the Territory (as hereinafter defined) and
Licensor desires to license the Technology to the Licensee pursuant to the terms and conditions set forth herein; and

         WHEREAS, the parties hereto may have access to the other party's
Proprietary Information (as hereinafter defined) as a result of the rights and obligations as provided herein; and

        WHEREAS, the parties desire to confirm in writing the nature of their confidential relationship in regard to each other's Proprietary Information and the terms by which each party will maintain and agree to maintain the secrecy of the other party's Proprietary Information; and

        WHERAS, the parties contemplate the development by the Licensee and its sub-licensees of markets which will make use of the Technology in the Territory;
and

        NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties contained herein, the parties agree as follows:

        1.        Definitions.

                  A.         An "Affiliate" of a party shall mean an entity
directly or indirectly controlling, controlled by or under common control with that party where control means the ownership or control, directly or indirectly, of more than fifty percent (50%) of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the term of this Agreement; provided that such entity shall be considered an
Affiliate only for the time during which such control exists.

                  B.         "Disclosing Party" shall mean a party hereto that
discloses its Proprietary Information to the other party.

                  C.         "Improvements" shall mean all inventions,
modifications, revisions, alterations, enhancements, betterments, ideas, and discoveries (whether or not patentable) conceived or reduced to practice
(actually or constructively) by Licensor or Licensee either individually, jointly or with others which are based in any way on the Licensor's Proprietary
Information, Licensor's Proprietary Rights, or the Licensor's Technology or any
such invention, modification, revision, alteration, enhancement, betterment, idea or discovery developed through reverse engineering or independent derivation.

                  D.         "Proprietary Information" of a Disclosing Party
shall mean the following, to the extent previously, currently or subsequently disclosed to the other party hereunder or otherwise: all trade secrets, confidential knowledge and proprietary data of any kind or relating to the
Disclosing Party's business including, but not limited to, the Proprietary
Rights, and the Technology and all the Improvements thereto. Proprietary
Information shall also include information provided to a party by or on behalf of the other party prior to the date of this Agreement as well as information obtained through reverse engineering or independent derivation. Proprietary
Information by way of example shall include, but not be limited to, technical specifications, diagrams, flow charts, methods, processes, discoveries, concepts, calculations, techniques, formulas, systems, plans, designs, research and development plans, cost and pricing data, records and general engineering know-how. Proprietary Information shall include all information and any idea in whatever form, tangible or intangible, including electronic data recorded or retrieved by any means. Proprietary Information shall not apply to information a party can prove by presently existing written documentation which: (i) is in or
(through no improper action or inaction by the party or any Affiliate, agent, or employee) enters the public domain and is readily available without substantial effort; (ii) was rightfully in its possession or known by it prior to receipt from the Disclosing Party; or (iii) was rightfully disclosed to the non-disclosing party by another person without restrictions or breach of any agreement express or implied. The non-disclosing party must promptly notify the
Disclosing Party of any information it believes comes within any circumstance listed in the immediately preceding sentence and will bear the burden of proving the existence of any such circumstance by a preponderance of the evidence.

                  E.         "Proprietary  Rights" shall mean patent rights,
copyrights, trade secret rights and similar rights including all rights to any
Proprietary Information.

                  F.         "Receiving Party" shall mean a party hereto that
receives Proprietary Information of the other party.

                  G.         "Technology" shall mean inventions (whether or not
patentable), ideas, processes, formulas and know-how owned or controlled by
Licensor and used by it as of the date of this Agreement, as described in
Exhibit "A" attached hereto, and all Improvements together with detailed reports, records, explanations, Licensor's Proprietary Information, Licensor's
Proprietary Rights and other materials relating to the Technology and
Improvements and their use.

                  H.         "Territory" shall mean: (i) during the first six
(6) months of the Term of this Agreement, all countries except within the United
States of America; and (ii) for the remainder of the term of this Agreement commencing on the seventh month hereof without further grant or action of the
Licensor, the Territory shall automatically expand to include the United States of America.

             2.   License Grant.

                  A.  General.  Subject to the terms and conditions set forth in this Agreement, and further subject to the delivery and payment to Licensor by
Licensee of the consideration in support of this Agreement ("License Fee"),
Licensor hereby grants Licensee an exclusive license to use and practice the
Proprietary Rights in the Technology in the Territory during the Term (as hereinafter defined) of, and for the permitted uses (the "Uses") set forth in
Exhibit A-1 of this Agreement. Licensee shall have the right to sublicense its rights under this Agreement, but as a condition to any sublicense, each such sub-licensee shall agree to be bound by the terms and conditions set forth herein. Licensee shall be primarily liable for the acts of each of its sub-licensees. Notwithstanding, the foregoing Licensee shall not be liable for any acts or omissions of its sub-licensees to the extent such acts or omissions were performed or omitted pursuant to directions, orders, instructions, recommendations or supervision of Licensor. Licensor agrees to license to
Licensee, on the same terms and conditions contained in this Agreement, any patent that Licensor may obtain with respect to the Technology that is enforceable in the Territory.

                  B.  License Fee. Licensee shall pay to Licensor a continuing monthly License Fee equal to seven (7%) percent of the Licensee's gross revenues derived from Licensee's uses of the Technology and Proprietary Rights granted under this Agreement for each month during the term of this Agreement.

             3. License Scope. Licensee's license hereunder is exclusive in the
Territory for the Uses stated in Section 2, and Licensor shall not grant further licenses for any Use of the Technology in the Territory to any other third party, except as provided in Section 13. No Proprietary Rights granted under this Agreement will be marketed directly or indirectly by or under the authority of Licensee outside the Territory or by Licensor inside the Territory. Licensee shall not knowingly make any use of the Technology which is not a permitted Use or which would violate local law. Provided further, the Licensor and Licensee acknowledge that the Territory for the Uses granted under this License Agreement automatically expand in scope as provided in Section 1.H hereof, during the Term of this License Agreement.

           4.     Ownership and Improvements.

                  A.         Licensor as Sole Owner. Licensee acknowledges and
agrees that it does not now own, nor will it obtain any interest in, the
Proprietary Information, Proprietary Rights or the Technology except for the license granted herein.

                  B.         All Improvements Assigned to Licensor. Licensee
acknowledges and agrees that all Improvements with respect to the Licensor's
Proprietary Information, Proprietary Rights or the Technology which are based in any way on the Licensor's Proprietary Information, Proprietary Rights or the
Technology, or any Improvement thereto shall be the exclusive property of
Licensor. Licensee agrees to assign, and does hereby assign, and agrees to cause each of its Affiliates and sub-licensees to assign to Licensor any and all right, title, and interest it may obtain in any such Improvements, including but not limited to, any and all applications for Letters Patent and all divisions, renewals, continuations and continuations-in-part thereof, and all Letters
Patent of the United States which may be granted thereon and all reissues and extensions thereof, and all rights of priority under international conventions and applications for Letters Patent which may hereafter be filed for such
Improvements in any country or countries foreign to the United States, and all
Letters Patent which may be granted for such Improvements in any country or countries foreign to the United States and all extensions, renewals, and reissues thereof. Licensor agrees to license, and does hereby license, without further consideration to Licensor, all such Improvements to Licensee pursuant to the terms and conditions of this Agreement.

                  C.         Cooperation. Licensee agrees to communicate to
Licensor, in writing and promptly upon becoming aware thereof, any facts known to Licensee respecting the Licensor's Proprietary Information, Proprietary
Rights and the Technology, and all Improvements thereto, and testify in any legal proceedings, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and in general do everything possible to cooperate to effectuate the terms of this Section 4, all at
Licensor's expense.

                  D.         No Challenge to Ownership. Except in asserting
rights granted hereunder, each party agrees not to take any action challenging or opposing, on any grounds whatsoever, the ownership of any Proprietary
Information, Proprietary Rights, Technology, Improvements, intellectual property rights of the other party therein, or the validity or enforceability thereof.

        5.        No Restriction on Competition. Nothing in this Agreement shall be deemed to prohibit Licensee from developing, making, using, marketing or otherwise distributing or promoting any proprietary rights competitive with the
Technology licensed hereunder, provided that:

                  i)         Licensee does not breach any provision of Section 9
or disparage the Proprietary Rights licensed hereunder in doing so; and

                  ii)        Licensee will use its reasonable best efforts to
primarily promote, market, and use the Technology.

        6.        Representations and Warranties of Licensor. Licensor hereby makes the following representations and warranties as of the date of this
Agreement.

                  A.         Organization and Power of Licensor. Licensor is a
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and corporate authority to execute this Agreement, perform its obligations hereunder and conduct its business and own its properties as presently conducted and owned.

                  B.         Authority Relative to this Agreement. The
execution, delivery and performance of this Agreement by Licensor and the consummation of the transactions contemplated hereunder have been duly authorized by any and all necessary corporate action of Licensor and this
Agreement constitutes a legal, valid and binding obligation of Licensor enforceable against Licensor in accordance with its terms.

                  C.         No Violation of Other Instruments. The execution,
delivery and performance of this Agreement by Licensor does not, and the consummation by Licensor of the transactions contemplated hereunder will not:
(a) violate any provision of the Certificate of Incorporation or Bylaws of
Licensor; (b) require the consent of third parties, (c) violate any provision of, or constitute a default under or breach of, or result in the imposition of any lien or encumbrance or the acceleration of any obligation under, or result in the termination of, any contract, mortgage, franchise, court order, arbitration award, judgment or decree to which Licensor is a party, or (d)
violate any statute, rule, regulation or prohibition imposed by any regulatory authority making it illegal for Licensor to consummate the transactions contemplated by this Agreement.

                  D.         License Grant. Licensor has the sole right to grant
the licenses granted by it hereunder.

                  E.         Rights Granted.

                  (a) to the best knowledge of Licensor, Licensor owns the
                      patent or other rights granted hereunder and Licensor's
                      ownership does not, and will not, conflict with, infringe
                      on, or otherwise violate any rights of others;

                  (b) Licensor has not sold, transferred or assigned, or agreed to sell, transfer or assign, any patent or other rights
                      granted hereunder for the Permitted Uses and in the
                      Territory described herein; and

                  (c)  Licensor is informed and to its best knowledge, is not aware of any infringement or alleged infringement by
                       others of any such patent or other rights granted
                       hereunder. Licensor has not infringed, and is not now
                       infringing, on any patent or other rights granted
                       hereunder belonging to any other person or firm.

        7.        Representations and Warranties of Licensee.

                  A.  Organization and Power of Licensee. Licensee is a
corporation duly incorporated, validly existing and in good standing under the laws of the state of Nevada with all necessary corporate power and corporate authority to execute this Agreement, perform its obligations hereunder and conduct its business and own its properties as presently conducted and owned.

                  B.  Authority Relative to this Agreement. The execution,
delivery and performance of this Agreement by Licensee and the consummation of the transactions contemplated hereunder have been duly authorized by any and all necessary corporate action of Licensee and this Agreement constitutes a legal, valid and binding obligation of Licensee enforceable against Licensee in accordance with its terms.

                  C.  No Violation of Other Instruments. The execution, delivery and performance of this Agreement by Licensee does not, and the consummation by
Licensee of the transactions contemplated hereunder will not: (a) violate any provision of the Certificate of Incorporation or Bylaws of Licensee; (b) require the consent of third parties, (c) violate any provision of, or constitute a default under or breach of, or result in the imposition of any lien or encumbrance or the acceleration of any obligation under, or result in the termination of, any contract, mortgage, franchise, court order, arbitration award, judgment or decree to which Licensee is a party, or (d) violate any statute, rule, regulation or prohibition imposed by any regulatory authority making it illegal for Licensee to consummate the transactions contemplated by this Agreement.

        8.        Patent Matters.

                  A.         Patent Applications. Licensor retains the sole
right and discretion to file and prosecute patent applications and maintain patents in the Territory relating to the Proprietary Rights or any Improvements made by Licensor. At Licensee's request while Licensee remains an exclusive licensee hereunder, Licensor will discuss its decisions on these matters with
Licensee, but Licensee will not attempt to file or prosecute any such patent applications or maintain any such patent (i) except as Licensor may, in its sole discretion, approve in writing, and (ii) except that Licensee may continue maintenance of licensed patents issued in the Territory if Licensor elects not to do so. Any improvements to Technology (whether or not patentable or copyrightable) that are developed by either party shall be owned solely by
Licensor. Each party shall have the right, at its own expense, and solely in its own name, to apply for, prosecute and defend its Proprietary Rights. Licensor's existing relevant patents and patent applications in the United States of
America and the Territory are listed on Exhibit "B".

                  B.         Patent Infringement. If Licensee becomes aware of
any product or activity of any third party that involves infringement or violation of any Licensor patent or other Proprietary Right with respect to the
Technology in the Territory, then Licensee shall promptly notify Licensor in writing of such infringement or violation. Licensor may in its discretion take or not take whatever action it believes is appropriate; if Licensor elects to take action, Licensee will fully cooperate therewith at Licensor's expense. If
Licensor does not, within 90 days after receipt of such a notice of a patent infringement or other infringement or violation within the scope of the exclusivity of Licensee's license hereunder, commence action directed towards restraining or enjoining such patent infringement, Licensee, so long as it is an exclusive licensee hereunder, may take such legally permissible action as it deems necessary or appropriate to enforce Licensor's patent or other rights and restrain such infringement or violation. Licensor agrees to cooperate reasonably in any such action initiated by Licensee including supplying essential documentary evidence and making essential witnesses then in Licensor's employment available. As part of such cooperation, Licensee may join Licensor as a party, if the need arises.

                  C.         Patent Awards. If Licensor initiates and prosecutes
any such an action under this Section 10, all legal expense (including court costs and attorneys' fees) shall be for Licensor's account and Licensor shall be entitled to all of the amounts awarded by way of judgment, settlement or compromise after deduction of legal expenses. Similarly, if Licensee initiates and prosecutes such an action, all legal expenses (including court costs and attorneys' fees) shall be for Licensee's account and Licensee shall be entitled to all amounts awarded by way of judgment, settlement, or compromise and no royalties shall be owed Licensor on said sums. Any non-monetary awards shall inure to the benefit of the Licensor.

                  D.         Patent Searches. Licensee and Licensor understand
that each of the parties has not conducted comprehensive patent searches in the
Territory. Licensor and Licensee agree to work cooperatively regarding issues concerning patents and Proprietary Rights and similar matters and to exercise reasonable business judgment in carrying out the objects of this Agreement to avoid exposing either party to liability under patent or similar laws in the
Territory. Each party represents and warrants that it is not aware of infringement or potential infringement issues that have not been communicated to the other in writing before execution of this Agreement.

        9.        Term and Termination.

                  This Agreement will remain in effect until December 31, 2012
("Term"), unless terminated pursuant to this Section.

                  If a party materially breaches a material provision of this
Agreement, the other party may terminate this Agreement upon 60 days written notice unless the breach is cured within the notice period or if the breach is incapable of being cured within the notice period the breaching party commences curative action and diligently prosecutes curative action to completion.
Notwithstanding, the foregoing if Licensee fails to make payments of all License
Fees pursuant to this Agreement and such breach is not cured within thirty (30)
days after written notice of such breach, Licensor may terminate this Agreement.

                  In the event of any  termination of this Agreement, the rights and licenses granted Licensee under this Agreement and Licensee's obligation hereunder shall terminate and Licensor's obligations to negotiate or provide goods, services, facilities, technology or information shall cease but all other provisions of this Agreement will continue in accordance with their terms. Any sublicenses surviving termination may be terminated by the granting party in the same manner as provided in this Section 11 if the other party materially breaches a material surviving provision of this Agreement. A sublicense will survive termination and continue according to its terms provided that (i) it was properly granted, (ii) all the restrictions and limitations of this Agreement shall apply to the sub-licensee as though this Agreement continued in effect,
(iii) Licensor shall receive all consideration due, if any, in connection with the sublicense and (iv) in addition to any termination rights under the sublicense agreement, Licensor shall be entitled to terminate such sublicense on the same basis as is provided herein for termination of this Agreement.

                  Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other arising from or incident to any termination of this Agreement (or any part thereof) by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

                  Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

        10.       Independent Contractors. The parties are independent
contractors and not partners, joint venturers or otherwise affiliated and neither has any right or authority to bind the other in any way.

        11.       Assignment. The rights and obligations of the parties under this Agreement may not be assigned or transferred, without the prior written consent of the other party which consent may be withheld in either party's sole and absolute discretion.

        12.       Successors and Assigns. This Agreement and all the covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of Licensor and Licensee and their respective successors and assigns.

        13.       Infringement. In the event of institution of any suit against
Licensee alleging infringement or misappropriation of any patent or other rights of a third party by reason of the use of the Technologies or the Proprietary
Rights to the Technology, Licensor agrees, on request of Licensee, made immediately after institution thereof,

                  (a)  to undertake and diligently conduct, at Licensor's
                       expense, defense of such suit, and

                  (b) to indemnify and hold Licensee and its officers,
                      directors, agents and employees harmless from liability
                      resulting from infringement or misappropriation of any
                      patents, copyrights or other rights and any judgments,
                      awards of damages, settlements, attorneys' fees and
                      expenses which may result therefrom.

Licensee shall render all reasonable assistance to Licensor in connection with any suit to be defended by Licensor under this Section 16. Licensor shall have full control of the defense of any such suit, but shall not be free to settle the same without the consent of Licensee if by the settlement Licensee would be obliged to make payments, or if the settlement would cause a material impairment of the ability of Licensee to continue its operations.

        14.       Miscellaneous.

                  A.         Amendment and Waiver. Except as otherwise expressly
provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties.

                  B.         Governing Law and Legal Actions. This Agreement
shall be governed by and construed under the laws of the state of California and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the
International Sale of Goods. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the California state and U. S. Federal courts having within their jurisdiction the County of Los Angeles. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by
California or federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

                  C.         Headings. Headings and captions are for convenience
only and are not to be used in the interpretation of this Agreement.

                  D.         Notices. All  notices required or permitted under
this Agreement shall be in writing, shall be sent to the party's address as set forth immediately below, shall reference this Agreement, and shall be deemed given (i) when delivered personally; (ii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid;
(iii) one (1) day after deposit with a commercial overnight carrier with verification of receipt; or (iv) when sent by confirmed telex or facsimile.

             "Licensor"                Material Technologies, Inc.
                                       11661 San Vicente Blvd., Ste 707
                                       Los Angeles, CA  90049
                                       Fax: (310) 473-3177

             "Licensee"                Matech International, Inc.
                                       11661 San Vicente Blvd., Ste 707
                                       Los Angeles, CA  90049
                                       Fax: (310) 473-3177

A party may change its address for purposes of receiving notices by giving notice of said change of address in the manner provided for herein.

                  E.         Entire Agreement. This Agreement supersedes all
proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom. This Agreement and the attached
Exhibits contains the entire agreement and understanding of the parties hereto and there are no promises, representations, warranties, or understandings other than those contained herein.

                  F.         Force Majeure. Neither party hereto shall be
responsible for any failure to perform its obligations under this Agreement if such failure is caused by acts of God, war, strikes, revolutions, lack or failure of transportation facilities, laws or governmental regulations or other causes which are beyond the reasonable control of such party. Obligations hereunder, however, shall in no event be excused but shall be suspended only until the cessation of any cause of such failure. In the event that such force majeure should obstruct performance of this Agreement for more than six (6)
months, the parties hereto shall consult with each other to determine whether this Agreement should be modified. The party facing an event of force majeure shall use its best endeavors in order to remedy that situation as well as to minimize its effects. A case of force majeure shall be notified to the other party by telex or telefax within thirty (30) days after its occurrence and shall be confirmed by a letter.

                  G.         Export Control. Each party hereby agrees to comply
with all export laws and restrictions and regulations of the Department of
Commerce or other United States or foreign agency or authority, and not to knowingly export, or allow the export or re-export of any Technology or
Proprietary Information or any direct product thereof in violation of any such restrictions, laws or regulations, without all required licenses and authorizations.

                  H.         Severability. If any provision of this Agreement is
held illegal, invalid or unenforceable by a court of competent jurisdiction, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

                  I.         Basis of Bargain. Each party recognizes and agrees
that the liability and remedy limitations in this Agreement are a materially bargained for basis of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this Agreement.

                  J.         Counterparts. This Agreement may be executed in any
number of counterparts and by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. In the event of facsimile signature, the parties hereto agree to deliver the original signature pages to counsel for the respective parties within ten (10) calendar days after the date of this
Agreement.

                  K.         Further Actions. The parties hereto hereby agree to
execute such other documents and to take such other action as may be reasonably necessary to further the purposes of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first written above.

LICENSEE:                                           LICENSOR:

MATECH INTERNATIONAL, INC.                          MATERIAL TECHNOLOGIES, INC.

_________________________________                   _________________________________
By: Robert M. Bernstein                            By: Robert M. Bernstein
Title: President  and Chief Executive              Title: Chief Executive Officer and President
Officer

                                    EXHIBIT A
                                   TECHNOLOGY

                                (See Attachments)

                                   EXHIBIT A-1
                                 PERMITTED USES

                                (See Attachments)

                                    EXHIBIT B
                         PATENTS AND PATENT APPLICATIONS

                                (See Attachments)

                                    EXHIBIT A

-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
#        Title1                            Pat Pend ProvDisc                       Comments
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
   1     USP 4,590,804:  Device for        X                 Short lived and not current state of the art
         Monitoring Fatigue Life
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
   2     USP 4,639,997: Method of Making   X                 Short lived and not current state of the art
         a Device for Monitoring Fatigue
         Life
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
   3     USP 5,237,875:  Metal Fatigue     X                 The current notched configuration, which will
         Detector                                            eventually fight it out with the Dogbone Fuse.
                                                             Through 2011
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
   4     USP 5,319,982:  Device for        X                 Expansion on the 875 patent; same arguments.
         Monitoring the Fatigue Life of                      Through 2012
         a Structural Member and a
         Method of Making Same
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
   5     USP 5,425,274:  Device for        X                 Further expansion on the 875 and 982 patents,
         Monitoring the Fatigue Life of                      broadening application of the notched Fuse design.
         a Structural Member and a                           Through 2011
         Method of Making Same
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
   6     Differential Length Dogbone                    X    An alternative and almost certainly patentable
         Fatigue Fuse                                        concept, which at least guards against a notched
                                                             Fuse end run and could replace it.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
   7     Removable Dogbone Fuse                         X    Variation of #6, to be included on the same
                                                             application
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
   8     Weld Monitoring Fuse                           X    Variation of #6, to be included on the same
                                                             application
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
   9     Differential Pre-fatigued                      X    Variation on #9; Fuse, which derives its accelerated
         Dogbone Fuse                                        failure protocol from stress preconditioning.  Can
                                                             be grouped with #6
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  10     Visual Indicating Fatigue Fuse                 X    Applicable to both notched and Dogbone Fuses, a
                                                             simple and inexpensive method to make visible the
                                                             failure occurrence.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  11     Instantaneous Fuse Mounting                    X    Rather simple but crucial recognition that bridges
         Procedure                                           do not like to be closed while epoxy dries.
                                                             Applicable to all Fuses
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  12     Apparatus for and Method for               X        Slick way to electrically interrogate a notched or
         Interrogating a Fatigue Fuse                        dogbone Fuse. Not applicable to Antaeus bridge
                                                             monitoring, but very applicable to other
                                                             applications such as airframe.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  13     Indicator for Fatigue Fuse                 X
                                                             Applicable to both notched and Dogbone Fuses, a
                                                             simple and inexpensive method to make visible the
                                                             failure occurrence.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
14       USP 5,419,201:  Methods and       X                 Foundation of EFS fatigue and crack detection
         Devices for Electro Chemically                      system.  Almost certainly the most valuable asset,
         Determining Metal Fatigue Status                    except in new bridge construction. Through 2013
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  15     Harmonics Metric for EFS                       X    When submitted as a patent this will certainly issue
         Assessment of Fatigue Level                         as a landmark almost as important as the 201
                                                             patent.  It will carry protection through 2020.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  16     Combined EFS Metal Fatigue &                   X    Technically trivial EFS extension with momentous
         Corrosion Assessment                                impact for corrosion monitoring by rendering it in
                                                             terms of residual lifetime.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  17     Calibrating Weld EFS                           X    No earth-shaker concept, but carries EFS beyond
                                                             uniform structures into welded joints
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  18     Fastener Tension Indicator            X             Doubles as an inexpensive reversible fastener clamp
                                                             load indicator and also a discrete strain gauge when
                                                             attached elsewhere.  High novelty.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  19     USP 5,722, 807:  Clamp Load       X                 A basic but less elegant fastener clamp
         Indicator                                           load-monitoring system than the 647 patent.  Covers
                                                             against end runs through 2016.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  20     Strain Indicating Device              X             Instrumented version of the system covered in #22
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  21     Tension Indicator Fastener            X             Instrumented version of previous property
         Devices
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  22     CIPO 2275872:  Fastener Tension   X
         Indicator
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  23     USP 5,913,647:  Fastener          X                 A side-deployed fastener indicating system, amenable
         Tension Indicator                                   to bar code interrogation for bridge cable and bolt
                                                             monitoring.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  24     Structural Monitoring Sensor          X             The only known integrated monitoring system
         System                                              specifically designed to operate in a long-term
                                                             bridge environment.  Digital motion tracking using
                                                             an inert fiber optic harness forms its base.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  25     Structural Monitoring Sensor          X             This component is the only environmentally designed
         System:  Optical Encoder                            encoder (LMD) suitable for long term bridge
                                                             monitoring.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  26     Structural Monitoring Sensor          X             An almost trivial feature that assures an absence of
         System:  Through Shaft                              dirt aspiration during repeated encoder actuation by
                                                             removing any tendency to pump.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  27     Structural Monitoring Sensor          X             Another means for simplifying high sensor count
         System:  Time Delay System                          harness design and therefore improving durability
                                                             and overall monitoring function
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  28     Structural Monitoring Sensor      X                 The only retrofitted corrosion sensor that
         System:  Rebar Corrosion Sensor                     integrates all corrosion-engendering factors and
                                                             yields a real time picture of internal concrete
                                                             matrix environments.  Endorsed by Sam Schwartz for a
                                                             wide range of applications.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  29      Structural Monitoring Sensor         X             The concrete corollary of #29, it is not yet clear
         System:  Concrete Rot Sensor                        that the information derived from this sensor will
                                                             be individually valued.  As part of the Antaeus
                                                             system, its input will corroborate other
                                                             sensor-sourced data.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  30     Structural Monitoring Sensor          X             We already have input to support the desire for this
         System:  Pothole Sensor                             type of sensing system from ConnDOT.  Its value in
                                                             the northeast will be quite high.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  31     Structural Monitoring Sensor          X             Principally the touchstone for expansion joint
         System:  Temperature Sensor                         monitoring (and any future weather related data
                                                             sales), this sees its principal value as part of the
                                                             sensor referencing system.
  32     Structural Monitoring Sensor          X             One of the key structural metrics will be changes in
         System:  Deck Deflection Sensor                     the set or transient deflection of the bridge
                                                             decks.  Monitoring span end rotation obviates
                                                             multiple strain gauge placement and delivers the
                                                             integrated behavior of the span's support system
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  33     Structural Monitoring Sensor          X             Time division multiplexing optical harness for
         System:  Monitoring Harness                         multiple sensor interrogation
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  34     Structural Monitoring Sensor                   X    The glue which holds the entire system together and
         System:  Integrated Algorithm                       inter-relates the real time data streams from the
                                                             myriad sensors, this is the basis of the redundant
                                                             and ultimately AI component of the system.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  35     Integrated Algorithm:  Deck           X             Linked with both deflection and expansion bearing
         Vibration and Rotation                              behavior, transient vibration has, in the past, been
                                                             touted as the sole indicator of bridge structural
                                                             health.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  36     Integrated Algorithm:  Deck                    X    Depending upon the location, this "freebie"
         Crosswind Detection                                 capability derives from the algorithm treatment of
                                                             expansion encoders.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  37     Integrated Algorithm:  Vehicle                 X    Another capability difficult to assess, it derives
         Weigh-in-motion Detector                            from data manipulation from pre-existing sensors.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  38     Integrated Algorithm:  Rogue                   X    Another capability difficult to assess, it derives
         Load Overweight Vehicle Detector                    from data manipulation from pre-existing sensors.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  39     Integrated Algorithm:  Pier                    X    Another capability derived from data manipulation
         Tilt Monitor                                        from pre-existing sensors. Most valuable and
                                                             accurate in predicting the single biggest cause of
                                                             bridge catastrophes in the USA.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  40     Integrated Algorithm:  Pier                    X    Unlike #41, this is inferential.  However it does
         Scour Detector                                      support and help corroborate both #41 and #43
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  41     Integrated Algorithm:  Pier                    X    Another capability derived from data manipulation
         Subsidence Monitor                                  from pre-existing sensors. Most valuable and
                                                             accurate in predicting the single biggest cause of
                                                             bridge catastrophes in the USA.
  42     Integrated Algorithm:                          X    The only intentionally translating component on a
         Expansion Bearing Function                          bridge, it is typically the weakest point.   This is
         Monitor                                             the only known system for continuously tracking its
                                                             function.
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------
  43     Distributed Fiber Optic Strain                 X    Novel means for both locating and measuring the
         System (DFOSS)                                      magnitude of strain along a substantial length of
                                                             optical fiber
-------- --------------------------------- --- ---- --- ---- -------------------------------------------------

                            Additional Patent Numbers

Patents

6,012,337

Patent Applications

09/404,931
09/481,289
09/430,093
US99/22,155
005-723-300
60/003,640
60/050,268
60/004,217
60/084,248
60/081,158

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